EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-43223, 333-45568 and 333-124693) of Zapata Corporation of our report dated March 13, 2007 relating to the financial statements which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Rochester, New York
March 4, 2009